EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Vor Biopharma Inc.

Date:  December 19, 2025

FRAZIER LIFE SCIENCES PUBLIC FUND, L.P.

By: FHMLSP, L.P., its General Partner

By: FHMLSP, L.L.C., its General Partner

By: /s/ Steve R. Bailey

Steve R. Bailey, Chief Financial Officer

Date:  December 19, 2025

FHMLSP, L.P.

By: FHMLSP, L.L.C., its General Partner

By: /s/ Steve R. Bailey

Steve R. Bailey, Chief Financial Officer

Date:  December 19, 2025

FHMLSP, L.L.C.

By: /s/ Steve R. Bailey

Steve R. Bailey, Chief Financial Officer

Date:  December 19, 2025

FRAZIER LIFE SCIENCES XI, L.P.

By: FHMLS XI, L.P., its General Partner

By: FHMLS XI, L.L.C., its General Partner

By: /s/ Steve R. Bailey

Steve R. Bailey, Chief Financial Officer

Date:  December 19, 2025

FHMLS XI, L.P.

By: FHMLS XI, L.L.C., its General Partner

By: /s/ Steve R. Bailey

Steve R. Bailey, Chief Financial Officer

Date:  December 19, 2025

FHMLS XI, L.L.C.

By: /s/ Steve R. Bailey

Steve R. Bailey, Chief Financial Officer

Date:  December 19, 2025

FRAZIER LIFE SCIENCES XII, L.P.

By: FHMLS XII, L.P., its General Partner

By: FHMLS XII, L.L.C., its General Partner

By: /s/ Gordon Empey

Gordon Empey, General Counsel

Date:  December 19, 2025

FHMLS XII, L.P.

By: FHMLS XII, L.L.C., its General Partner

By: /s/ Gordon Empey

Gordon Empey, General Counsel

Date:  December 19, 2025

FHMLS XII, L.L.C.

By: /s/ Gordon Empey

Gordon Empey, General Counsel